Exhibit 99.1

P R E S S  R E L E A S E

Press Release #05011

FOR IMMEDIATE RELEASE...BUSINESS AND FINANCIAL EDITORS

Raymond A. Link	Heidi A. Flannery	Ali Abouzari
Vice President and CFO

Investor Relations Counsel

VP Sales & Marketing

TriQuint Semiconductor, Inc.	Fi. Comm	CyOptics, Inc.
Tel: (503) 615-9435	Tel: (503) 203-8808	Tel: (610) 336-5758
Fax: (503) 615-8904	Fax: (503) 203-6833	Email: ali@cyoptics.com
Email: rlink@tqs.com

Email: heidi.flannery@ficomm.com

TRIQUINT SEMICONDUCTOR, INC. ANNOUNCES SALE OF
OPTOELECTRONICS OPERATION IN PENNSYLVANIA AND MEXICO

Hillsboro, Oregon and Lehigh Valley, Pennsylvania – April 14, 2005 - TriQuint Semiconductor, Inc. (Nasdaq: TQNT) and CyOptics, Inc., today announced that they have entered into an agreement for TriQuint to sell its optoelectronics operation in Breinigsville, Pennsylvania, and Matamoros, Mexico, to CyOptics, a private optical components manufacturer headquartered in Lehigh Valley, Pennsylvania. The sale is an asset sale including the products, manufacturing equipment, inventory, the Mexican entity, related intellectual property rights and other assets that constitute the operation that manufactures indium phosphide (InP) optical chips and components for the optical networking market. TriQuint will continue to support current optical customers and products based on gallium arsenide not associated with the operations in Pennsylvania and Mexico. CyOptics plans to employ the vast majority of TriQuint’s approximately 100 employees in Pennsylvania and approximately 150 employees in Mexico.

Separately, TriQuint announced on March 11, 2005, it has entered into an agreement to sell its nearly 850,000 square feet optoelectronics facility and surrounding property in Breinigsville, Pennsylvania, to Anthem Partners, LLC, an affiliate of MRA Group of Plymouth Meeting, Pennsylvania. MRA intends to transform the existing facility into one of the Mid-Atlantic region’s most advanced technology centers, featuring a combination of technology research and development, bio-medical engineering, high tech manufacturing, and a related education advancement and conference center. CyOptics will lease approximately 90,000 square feet of space in this facility for its operations once it has completed its purchase of the business from TriQuint.

Completion of both transactions is subject to customary closing conditions; TriQuint anticipates the sale to CyOptics will close by the end of April 2005 and the sale to Anthem by the end of May 2005.

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Commenting on the sale, Ralph Quinsey, President and CEO, stated, “The TriQuint optoelectronics team should be acknowledged for the significant and successful restructuring effort they have completed in a very challenging environment. I am encouraged that the CyOptics team plans to hire the vast majority of our employees in Pennsylvania and Mexico, and plans to continue to support the product lines and our customers. The optoelectronics market will only support a few right sized and nimble players that are positioned for further investment in this market. Merging TriQuint’s optoelectronics business with the privately held CyOptics provides a more optimal operating environment and return on investment horizon for the business. These agreements with CyOptics and with Anthem Partners create a stronger business unit able to invest in the future of optoelectronics.”

Mr. Quinsey added, “TriQuint’s total consideration from the sale of the building and the business will be approximately $32 million and will result in a one-time gain of between $7 million and $8 million. We will also receive a minority ownership share in CyOptics. We now intend to turn our full attention to our growing businesses in the wireless handset, base station, defense and wireless broadband access markets building on our portfolio of successful semiconductor and filter products.”

Ed J. Coringrato, President and CEO of CyOptics, stated, “Industry consolidation is much needed and with this acquisition, CyOptics is well positioned with its cost structure, product portfolio breadth and expertise to serve the once again growing telecom equipment market. The combination of CyOptics and TriQuint’s optoelectronics business makes the new CyOptics a top five supplier of InP optical chips and components. Our number one priority will be to continue to serve the existing TriQuint and CyOptics customer base with no interruptions and work closely with our customers on new sales opportunities. The TriQuint optoelectronics business is one of the best in the industry, with a rich history dating back to Bell Labs and Lucent Technologies, and our intention is to continue this proud tradition of innovation and customer service.”

Larry Stuardi, President of MRA Group and partner and founder of Anthem Partners, stated, “I am extremely enthusiastic about this opportunity to redevelop this unique property into a state-of-the-art technology campus. This facility provides the Lehigh Valley an immediate ability to attract high growth emerging technology companies to the region, fostering the type of employment opportunities the Commonwealth of Pennsylvania and Lehigh Valley communities would most like to create. We plan to springboard off the optoelectronics engineering and manufacturing performed by CyOptics to attract other high technology research and development and manufacturing companies, as well as potentially utilizing the site to advance technology education and advanced learning. The property is a technological jewel and we are delighted to be able to lead its redevelopment for the benefit of the region.”

Conference Call:

TriQuint will host a conference call with the investment community today at 2:00 p.m. PST to discuss the planned transaction in more detail as well as the financial impact on the Company. The call can be heard via webcast accessed through the “Investors” section of TriQuint’s web site: www.triquint.com, or through www.Vcall.com. A replay will be available for 7 days by dialing (303) 590-3000, passcode 11028495#.

About TriQuint:

TriQuint Semiconductor, Inc. (Nasdaq: TQNT) is a leading supplier of high performance products for communication applications. The company focuses on the specialized expertise, materials and know-how for RF/IF and optical applications. The company enjoys diversity in its markets, applications, products, technology and customer base. Markets include wireless phones, base stations, optical networks, broadband and microwave, and aerospace and defense. TriQuint provides customers with standard and

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custom product solutions as well as foundry services. Products are based on advanced process technologies including gallium arsenide, indium phosphide, surface acoustic wave (SAW), and bulk acoustic wave (BAW). TriQuint customers include major communications companies worldwide. TriQuint has manufacturing facilities in Oregon, Texas, Pennsylvania and Florida, as well as production assembly plants in Costa Rica and Mexico, plus sales/application support offices in China and Korea and design centers in New England, Germany and Taiwan. All manufacturing and production facilities are registered to the ISO9001:2000 international quality standard.

TriQuint is headquartered at 2300 NE Brookwood Parkway, Hillsboro, OR 97124 and can be reached at 503/615-9000
(fax 503/615-8900). Visit the TriQuint web site at http://www.triquint.com.

About CyOptics

CyOptics develops, designs and manufactures optical engines for broadband metro and access communications solutions. The company’s primary focus is to maximize component module functional density/price$ by providing modules that are 5 times smaller than the current industry standard modules and require less electrical operating power. High volume production is enabled by using a highly flexible, “nano-tech” capable robotic manufacturing that delivers high uniformity and low cost. The CyOptics team consists of industry veterans that have had management and technology positions with key players including Bell Labs, Lucent Technologies and National Semiconductor. The Company’s wafer/chip fabrication operations are located in Yokneam Illit, Israel, while its automated packaging and testing operations are located in Lehigh Valley, Pennsylvania. CyOptics is ISO 9001:2000 certified. For more information, please visit www.cyoptics.com or call 1-610-336-5758.

About Anthem Partners, LLC

Anthem Partners, LLC is a real estate investment company that specializes in realizing real estate value for institutional and technology based entities. Anthem is an affiliate of MRA Group of Plymouth Meeting, Pennsylvania. MRA Group (MRA) is recognized as one of the largest developers and managers of health care and education related real estate in the mid-Atlantic region. Lawrence Stuardi is the founder and President of MRA Group. For more information please visit www.mragroup.net or call 1-610-238-0500.

Forward Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements such as statements regarding TriQuint’s projected total consideration from the transactions, the projected gain on the transactions, the anticipated closing date of the transactions, and other comments involve risks and uncertainties. The cautionary statements made in this release should be read as being applicable to all related statements wherever they appear. Statements containing such words as “anticipates,” “approximately,” “expects,” or similar terms are considered to contain uncertainty and are forward-looking statements. A number of factors affect TriQuint’s operating results and could cause its actual future results to differ materially from any results indicated in this press release or in any other forward-looking statements made by, or on behalf of TriQuint. TriQuint cannot provide any assurance that future results will meet expectations. Results could differ materially based on various factors, including TriQuint’s performance, demand for its products, internal operating results and market conditions. In addition, historical information should not be considered an indicator of future performance. Additional considerations and important risk factors are described in TriQuint’s reports on Form 10-K and
10-Q and other filings with the Securities and Exchange Commission. These reports can also be accessed at the SEC web site, www.sec.gov.

A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the list to be a complete statement of all potential risks and uncertainties. TriQuint does not assume the obligation to update any forward-looking statements.

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